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                           UNITED STATES DISTRICT COURT FOR
                               THE DISTRICT OF COLUMBIA

                               HOLDING A CRIMINAL TERM
                        GRAND JURY SWORN IN ON JANUARY 6, 1995

                             SECOND SUPERSEDING INDICTMENT

_____________________________
                             )
UNITED STATES OF AMERICA,    )    Criminal No. 96-0181(GK)
                             )
                             )    Violations:
                             )
         -v-                 )    18 U.S.C. Section 371 (Conspiracy)
                             )    18 U.S.C. Section 1001 (False Statement
CROP GROWERS CORPORATION,    )         to a Government Agency)
                             )    18 U.S.C. Section 2 (Aiding and
JOHN J. HEMMINGSON,          )         Abetting)
                             )    15 U.S.C. Sections 77q(a), 77x
        AND                  )         (Securities Fraud)
                             )    15 U.S.C. Section 78m(b)(2)(A) (Public
GARY A. BLACK,               )         Company Books and Records)
                             )    15 U.S.C. Section 78m(b)(5) (Falsifying
                             )         Books and Records)
     Defendants.             )    15 U.S.C. Section 78ff(a)
                             )    17 C.F.R. Section 240.13b2-1 (Falsifying
                             )         Books and Records)
                             )    17 C.F.R. Section 240.13b2-2 (False
_____________________________)        Statements to Auditors)


    THE GRAND JURY CHARGES:

                                      COUNT ONE

                                      CONSPIRACY

I.  INTRODUCTION

    At times material to this Indictment:


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    A.  THE DEFENDANTS

    1. Defendant CROP GROWERS CORPORATION (hereinafter "CROP GROWERS") was a corporation with principal offices located in Great Falls, Montana, primarily engaged in the business of marketing and servicing federal multi-peril crop insurance and private crop hail and other named peril insurance on behalf of insurance companies.

    2. Defendant CROP GROWERS was incorporated in the State of Delaware in April 1994 to act as the holding company for corporations under common control to facilitate CROP GROWERS' June 1994 initial public offering of shares of its common stock. In forming, CROP GROWERS became the holding company for several companies, including:

         a. Crop Growers Insurance, Inc. (hereinafter "CGI"), a Montana corporation, which was primarily engaged in the business of marketing and servicing federal multi-peril crop insurance and crop hail insurance;

         b. Crop Growers Software, Inc. (hereinafter "CGS"), formerly known as AgriPeril, Inc., a Texas corporation, which was primarily engaged in the business of developing proprietary software systems to assist affiliated crop insurance agents and farmers; and

         c. Prairie Mountain Insurance, Inc. (hereinafter "PMI"), a Montana corporation, which was an independent insurance agency offering federal multi-peril, crop hail and other lines of


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              insurance, and was formerly known as the Hemmingson Agency, Inc.

Beginning on or about May 15, 1994, CGI, CGS and PMI were wholly-owned subsidiaries of CROP GROWERS. These subsidiaries are not named as defendants in this Indictment.

    3. Defendant JOHN J. HEMMINGSON (hereinafter "HEMMINGSON") was the Chairman of the Board of Directors, Chief Executive Officer, and President of CROP GROWERS. HEMMINGSON was Chairman of the Board of Directors, President and Chief Executive Officer and a director of CGI. HEMMINGSON also was a director of CGS.

    4. Defendant GARY A. BLACK (hereinafter "BLACK") was the Executive Vice President, Chief Financial Officer, Treasurer and a director of CROP GROWERS. BLACK also was the Chief Financial Officer and Secretary-Treasurer of CGI, Secretary-Treasurer and a director of CGS, and the Secretary-Treasurer of PMI. BLACK was a certified public accountant licensed in Montana.

    B.   THE FEDERAL AGENCIES

    5. The Federal Election Commission (hereinafter "FEC") was the agency of the United States Government entrusted with responsibility for enforcement of the reporting requirements of the Federal Election Campaign Act,


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(hereinafter "FECA"), and for detection, investigation, and institution of enforcement actions against violations of FECA. The FEC was also responsible for collecting and making available to the public specific and accurate information concerning the dates, amounts and sources of political contributions, including the identity of the contributors, to federal candidates such as Henry William Espy, Jr. (hereinafter "Henry Espy"), who is not a defendant in this indictment.

    a. FECA governs "contributions," which include any gift, subscription, loan, advance or deposit or anything of value made by any person for the purpose of influencing any election for federal office. It also provides in relevant part:

         (1) Corporations are prohibited sources of contributions, and it is illegal for a corporation to make a contribution of any amount in connection with a federal election.

         (2) Individuals who are United States citizens may make contributions of up to $1,000 per candidate, per election.

         (3) It is illegal for an individual to contribute more than $1,000 per election per candidate.

         (4) It is illegal to make a contribution through a "conduit," that is, in the name of another.

         (5) It is illegal to reimburse an individual for making a contribution.


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    b.   Penalties, including imprisonment and fines, may be imposed for criminal violations of FECA.

    c. Civil remedies, including injunctive relief and civil penalties, may be imposed for violations of FECA.

    6. The United States Securities and Exchange Commission (hereinafter "the SEC") was the agency of the United States Government entrusted with responsibility for, among other things, enforcing the securities laws of the United States, which are designed to provide the investing public with full disclosure of all material facts regarding the offer, sale and purchase of securities. In the performance of its duties, the SEC required all publicly held companies which had securities traded on a national securities exchange to file certain periodic reports.

    7. The United States Department of Agriculture (hereinafter "Department of Agriculture") was a department of the United States Government. The Secretary of Agriculture, a Cabinet appointee, was in charge of the Department of Agriculture.


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    C.   THE HENRY ESPY CAMPAIGN

    8. On or before January 5, 1993, Henry Espy publicly announced his candidacy for the Democratic Party nomination for the United States House of Representatives from the State of Mississippi in a special primary election to fill the seat vacated by his brother, Alphonso Michael Espy, also not named as a defendant in this indictment. Alphonso Michael Espy was resigning his Congressional seat to accept the position of Secretary of Agriculture, for which he had been nominated by President-Elect Clinton on December 23, 1992.

    9. Alphonso Michael Espy resigned from the United States Congress on or effective January 21, 1993, when he was confirmed as Secretary of Agriculture (hereinafter Alphonso Michael Espy is referred to as "Secretary of Agriculture Espy"). He served as Secretary of Agriculture until December 31, 1994.

    10. In connection with Henry Espy's candidacy, and pursuant to the requirements of FECA:

         a. The Henry Espy for Congress Committee was subject to the reporting provisions and the campaign financing limitations of FECA.

         b. The Henry Espy for Congress Committee was required to file periodic reports with the FEC, which reports were required to accurately identify all individuals and entities who contribute in excess of $200 and the disbursements made for or on behalf of candidates.


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    11.  On or about March 30, 1993, Henry Espy lost the special primary election for Congress. As a result of Henry Espy's unsuccessful campaign for Congress, campaign debts were incurred. As of June 30, 1993, the Henry Espy for Congress Committee reported a campaign debt of approximately $144,000.

    12. Alvarez T. Ferrouillet, Jr. (hereinafter "Ferrouillet"), named as a co-conspirator but not a defendant herein, was an attorney licensed to practice law in the State of Louisiana. In or about April 1993, Ferrouillet contacted Henry Espy and volunteered to coordinate and supervise all efforts to retire Henry Espy's campaign debt. Henry Espy accepted this offer and appointed Ferrouillet as Chairman of the Henry Espy for Congress Committee.

    13. The violations of FECA alleged herein related to the making, receiving and reporting of contributions that aggregated more than $2,000 during each of the calendar years 1993 and 1994.

    D.   CROP GROWERS - THE PUBLIC COMPANY

    14. CROP GROWERS decided to sell its stock to the public by conducting an initial public offering of common stock. On or about April 11, 1994, in connection therewith, CROP GROWERS filed a Registration Statement on Form S-1 with the SEC in the District of Columbia.


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    15.  On or about June 23, 1994, CROP GROWERS became a publicly-held company, and its common stock began trading on the National Association of Securities Dealers Automated Quotation System (hereinafter "NASDAQ"), a national securities exchange.

    16. In connection with its initial public offering of 2,500,000 shares of common stock to raise approximately $17,437,500, CROP GROWERS filed a prospectus with the SEC in the District of Columbia and with NASDAQ. In November 1994, CROP GROWERS conducted a second offering of 1,400,000 shares of common stock to raise approximately $18,326,000 for the company.

    17. As a publicly-held company with securities traded on a national securities exchange, CROP GROWERS was required by federal law to accurately report financial information to the SEC.

    18. As a publicly-held company, CROP GROWERS, as well as its subsidiaries, were required by federal law to make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflected its transactions and the disposition of its assets. Financial statements are a summary of the books, records and accounts of a company, and themselves are books, records and accounts of that company.


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    E.   MULTI-PERIL CROP INSURANCE

    19. In calendar years 1991 through and including 1995, CGI derived substantially all of its revenues from marketing and servicing federal Multi-Peril Crop Insurance (hereinafter "MPCI"), a program within the jurisdiction of the Department of Agriculture and Secretary of Agriculture Espy.

    20. Defendant CROP GROWERS, and defendants HEMMINGSON and BLACK, as its two largest shareholders, had a substantial financial interest in the MPCI program.

    21. Defendants CROP GROWERS, HEMMINGSON and BLACK recognized that it was within the power of the Department of Agriculture to reduce or eliminate the funding of, discontinue, or otherwise significantly change the MPCI program.

    22. During 1993 and early 1994, the Department of Agriculture and Secretary of Agriculture Espy were considering potential legislation that would change the MPCI program. Defendants CROP GROWERS, HEMMINGSON and BLACK recognized that the MPCI program might change in a manner that would adversely affect the financial condition of CGI and CROP GROWERS.

    23. In or about April 1994, through and including June 1994, and thereafter, defendant CROP GROWERS published certain "Risk Factors" in


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certain filings with the SEC, which were subsequently available or disseminated to prospective shareholders and shareholders, which stated in part, the following:

    [T]here can be no assurance that Congress will not decide in the future to reduce or eliminate funding of, or discontinue or otherwise significantly change, the MPCI program. Additionally, there can be no assurance that the degree of federal support of the MPCI program...will not be changed in the future in a manner that would materially adversely affect the MPCI market as a whole or the results of operations and financial condition of the Company.
                                        . . .

    Although Crop Growers views the proposed Federal Crop [Insurance] Reform Act [of 1994] in its entirety favorably,...the volume of premium serviced by the Company would likely be adversely affected if large numbers of farmers presently in the program obtained basic coverage directly from USDA offices and did not elect to purchase additional coverage through private companies....  No assurance can be given that any ultimate enactment or implementation of the Federal Crop [Insurance] Reform Act [of 1994]...will not materially adversely affect the Company's results of operations and financial condition.

II. THE CONSPIRACY

    24. Beginning on a date unknown to this Grand Jury, but no later than January 30, 1993 as to defendants HEMMINGSON and BLACK, and beginning on April 11, 1994 as to defendant CROP GROWERS, and continuing until on or about December 31, 1995, in the District of Columbia and elsewhere, the defendants CROP GROWERS, HEMMINGSON, and BLACK, did knowingly and willfully combine, conspire, confederate and agree with one another and with


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others, both known and unknown to the Grand Jury, to commit offenses against the
United States, to wit:

         a. To defraud the United States, and in particular the Federal Election Commission, by impairing, obstructing, impeding and defeating its lawful governmental functions and duties under the Federal Election Campaign Act in connection with a scheme to make illegal corporate campaign contributions to the Henry Espy for Congress Committee in the approximate amount of $46,000; and

         b. To violate Title 15, U.S.C. Section 78m(b)(2)(A) and Title 15, U.S.C. Section 78ff(a) by failing to make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflected the transactions and dispositions of the assets of CROP GROWERS; and

         c. To defraud the United States, and in particular the Securities and Exchange Commission, by impairing, obstructing, impeding and defeating its lawful governmental functions and duties under the Securities Act of 1933 [Title 15, U.S.C. Section 77, et seq.], specifically in the offer of and in connection with sales of common stock by CROP GROWERS; and

         d. To violate Title 18, U.S.C. Section 1001 by making and using false writings and documents, by making statements that were false by omitting to state material facts, and by falsifying, concealing and covering up by trick, scheme and device material facts, in Registration Statements, Prospectuses and an annual report filed with the Securities and Exchange Commission; and

         e.   To violate Title 15, U.S.C. Section 77q(a) and Title 15, U.S.C.
              Section 77x, in the offer and sale of securities, by using means and instrumentalities of transportation and communication in interstate commerce, and by the use of the mails, to employ a

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              device, scheme and artifice to defraud; to obtain money by means of omissions to state material facts; and to engage in transactions, practices and courses of business which would operate as a fraud and deceit upon the purchaser.

    A.   PURPOSES OF THE CONSPIRACY

    25. The conspiracy was undertaken, at least in part, for the following purposes:

         a. To generate money to be used for illegal corporate campaign contributions to Henry Espy, the brother of Secretary of Agriculture Espy, for the purpose of gaining access to Secretary Espy in order to favorably influence his decisions concerning matters affecting CROP GROWERS before the Department of Agriculture;

         b. To make and conceal the illegal corporate campaign contributions to the Henry Espy for Congress Committee without the Federal Election Commission detecting the illegal source of the contribution;

         c. To falsify the financial books and records of CROP GROWERS and its subsidiaries in order to conceal the illegal campaign contributions;

         d. To conceal from CROP GROWERS' outside independent auditors the creation and existence of false books, records and accounts;

         e. To conceal from the Securities and Exchange Commission certain material facts by omission in connection with CROP GROWERS' offerings of common stock and in an annual report; and

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         f.   To conceal from the purchasers of CROP GROWERS' common stock certain material facts by omission.

    B.   MEANS AND METHODS OF THE CONSPIRACY

    The unlawful combination, conspiracy, and agreement was to be and was accomplished by the means and methods, and in the following manner:

         ACCESS TO SECRETARY OF AGRICULTURE ESPY

    26. Defendants, CROP GROWERS, HEMMINGSON, and BLACK, along with others, would and did make and cause to be made illegal contributions to the Henry Espy for Congress Committee to gain access to Secretary of Agriculture Espy for the purpose of favorably influencing him on issues of concern to defendant CROP GROWERS.

         THE ILLEGAL CORPORATE CAMPAIGN CONTRIBUTIONS IN 1993

    27. Defendants, HEMMINGSON and BLACK, along with others, would and did set in motion a scheme to use corporate assets of CGI, CGS and PMI to make illegal corporate campaign contributions to the Henry Espy for Congress Committee.

    28. Defendants, HEMMINGSON and BLACK, along with others, would and did solicit contributions from persons affiliated with CGI, CGS and PMI as part of a scheme by which such persons who contributed to the Henry Espy for

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Congress Committee, and in certain instances, the spouses of such persons
(hereinafter sometimes referred to collectively as "conduits"), would be reimbursed for their campaign "contributions."

    29. Defendants, HEMMINGSON and BLACK, along with others, would and did cause conduits each to prepare and transmit personal checks in the amount of $1,000 as contributions to the Henry Espy for Congress Committee. Defendants HEMMINGSON and BLACK, and others, delivered the checks to the Henry Espy for Congress Committee.

    30. At the direction of defendants HEMMINGSON and BLACK, during the period February 1, 1993 through September 23, 1993, corporate funds were used for the purpose of reimbursing the conduits.

    31. From February 1, 1993 through September 23, 1993, defendants HEMMINGSON and BLACK would and did cause CGI, CGS and PMI to reimburse conduits from corporate funds.

    32. As a result of the conduit scheme, the Henry Espy for Congress Committee would and did falsely report to the Federal Election Commission contributions by individuals described above, rather than by CGI, PMI, and CGS.

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         THE ILLEGAL CORPORATE CAMPAIGN CONTRIBUTION IN 1994

    33. Defendants, CROP GROWERS and HEMMINGSON, together with Ferrouillet, in order to assist with the retirement of the campaign debt of Henry Espy, would and did use CROP GROWERS' corporate funds to make an additional illegal corporate contribution to the Henry Espy for Congress Committee in 1994.

    34. Ferrouillet would and did create and transmit to defendants CROP GROWERS and HEMMINGSON a fictitious attorney-client engagement letter.

    35. Defendant HEMMINGSON, for and on behalf of CROP GROWERS, would and did purportedly execute, and caused to be executed, the fictitious engagement letter calling for the payment of a $20,000 "retainer" in order to conceal and disguise the fact that the $20,000 "retainer" payment was instead a contribution to the Henry Espy for Congress Committee.

    36. By this device, defendants CROP GROWERS and HEMMINGSON, on or about July 26, 1994, would and did make, and caused to be made, an illegal corporate campaign contribution of $20,000 to the Henry Espy for Congress Committee.

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         FALSIFICATION OF RECORDS TO CONCEAL THE ILLEGAL CORPORATE CAMPAIGN
         CONTRIBUTIONS

    37. Defendants, HEMMINGSON and BLACK, would and did cause CGI, CGS and PMI to create false and fictitious records of corporate expenses. Thereafter, defendants HEMMINGSON and BLACK did cause CROP GROWERS to create and maintain these false and fictitious records of corporate expenses, thereby falsifying CROP GROWERS' financial books and records.

    38   Defendants, HEMMINGSON and BLACK, would and did direct certain conduits to create:

         a. false vouchers, specifically check requisitions for travel reimbursement;

         b.   false invoices, specifically increasing bills submitted to CGI;
              and

         c.   fictitious entries;

all in order to make the illegal corporate campaign contributions appear as legitimate expenses.

    39. Defendants HEMMINGSON and BLACK, would and did cause the false vouchers, invoices, and fictitious entries to be made in the financial books and records, including the subsidiary and general ledgers of CGI, CGS and PMI,



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knowing that these ledgers would be the financial books and records from which
CROP GROWERS would prepare its financial statements.

              AUDIT OF CROP GROWERS FINANCIAL STATEMENTS FOR
              INITIAL PUBLIC STOCK OFFERING

    40. In preparing to conduct a public offering of stock, defendants CROP GROWERS, BLACK and others, would and did create and cause the creation of financial statements, which were a summary of the financial books and records of CROP GROWERS, and were false, in part, in that they failed to accurately reflect the transactions and dispositions of assets of CGI, CGS and PMI, knowing that CROP GROWERS' outside independent auditors would review these financial books and records during the course of its 1993 and 1994 audits.

    41. On or about March 25, 1994 and on or about March 28, 1995, defendants HEMMINGSON and BLACK, would and did make, and caused to be made, false written representations to CROP GROWERS' outside independent auditors.

              CROP GROWERS SELLS ITS STOCK TO THE PUBLIC

    42. Defendants, CROP GROWERS, HEMMINGSON and BLACK, would and did file and deliver, and caused to be filed and delivered, with the SEC, to shareholders and others, Registration Statements and amendments thereto,


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prospectuses, and the 1994 annual report of CROP GROWERS which were false in that they omitted to state certain material facts, including:

              a. CROP GROWERS violated FECA by making illegal corporate campaign contributions;

              b. a material contingent liability existed for potential criminal and civil penalties as a result of the FECA violations;

              c.   that the financial statements were misleading;

              d.   that it had maintained false books and records; and

              e. that CROP GROWERS, CGI, CGS and PMI and their key officers faced potential criminal and civil sanctions in addition to those possible under FECA, and that these corporations were potentially subject to restrictions on their ability to operate as a result of the illegal conduct.

    43. Defendants, CROP GROWERS, HEMMINGSON and BLACK, and others not charged herein, would and did conduct these activities in a manner calculated to conceal and cover-up the fraudulent nature of their transactions and otherwise mislead and deceive the FEC, SEC and others.

    C.   OVERT ACTS IN FURTHERANCE OF THE CONSPIRACY

    44. In furtherance of this conspiracy and to accomplish the objects thereof, the defendants, CROP GROWERS, HEMMINGSON, and BLACK, and the unindicted co-conspirators, committed and caused to be committed in the District of Columbia and elsewhere the following overt acts, among others:


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         OVERT ACTS IN 1993 AND 1994, PRECEDING THE 1994 ILLEGAL
         CORPORATE CAMPAIGN CONTRIBUTION

         (1) On or about March 4, 1993, defendant HEMMINGSON met in the District of Columbia with a consultant concerning a future meeting with Secretary of Agriculture Espy.

         (2) On or about March 19, 1993, that consultant wrote to defendant HEMMINGSON and proposed the text of a draft letter from HEMMINGSON to Secretary of Agriculture Espy which stated in part:

                   "Perhaps, at some time in the future, we will be able to arrange a Mississippi tour for you and Congressman Henry Espy if our efforts on his behalf are successful (this part has to be subtle)."

         (3) On or about April 7, 1993, defendant HEMMINGSON sent a letter to Secretary of Agriculture Espy in the District of Columbia that thanked him for an appointment on April 14, 1993, and requested the opportunity "to discuss a number of points related to crop insurance/disaster assistance." Enclosed with the letter were "talking points" which referenced four policy positions attributed to Secretary of Agriculture Espy that were of concern to the crop insurance industry, as follows:

              -    "Crop insurance is not a sound program and must be changed."

              - "Disaster assistance is a preferred method of providing financial assistance to farmers adversely impacted by natural catastrophes."

              - "The area yield plan, advocated by OMB [the Office of Management and Budget], will be submitted for individualized coverage currently provided to farmers."


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              -    "That you are not inclined to appeal the 1994 House
                   appropriations bill markup that reduces crop insurance by $105 million, an amount that could cripple the effectiveness of the program."

         (4) On or about March 24, 1993, defendants HEMMINGSON and BLACK caused the Treasurer of the Henry Espy for Congress Committee to file a false Report of Receipts and Disbursements with the FEC in the District of Columbia for the period covering January 1, 1993, through March 10, 1993.

         (5) On or about April 14, 1993, defendant HEMMINGSON and Henry Espy met with Secretary of Agriculture Espy in the District of Columbia.

         (6) On or about August 24, 1993, defendant HEMMINGSON wrote to Secretary of Agriculture Espy in the District of Columbia concerning the potential "drastic" effect on private insurers of proposed legislation for the Agricultural Stabilization and Conservation Service ("ASCS") to deliver MPCI.

         (7) On or about August 24, 1993, defendant HEMMINGSON faxed to Henry Espy the August 24, 1993 letter to Secretary of Agriculture Espy, with a cover note stating that "these thoughts are for Mike's consideration in response to the recent rumors regarding the ASCS involvement in the crop insurance program."

         (8) On or about August 31, 1993, defendants HEMMINGSON and BLACK caused the Treasurer of the Henry Espy for Congress Committee to file a false Report of Receipts and Disbursements with the FEC in the District of Columbia for the period covering March 11, 1993 through April 19, 1993.

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          (9)  On or about September 17, 1993, defendant HEMMINGSON and Henry
               Espy met with Secretary of Agriculture Espy in the District of Columbia.

          (10) On or about February 22, 1994, defendant HEMMINGSON and Henry Espy met with Secretary of Agriculture Espy in the District of Columbia.

          $20,000 CONTRIBUTION IN 1994 TO THE HENRY ESPY CAMPAIGN

          (11) On or about March 31, 1994, defendant HEMMINGSON attended a fundraising dinner in the District of Columbia for Henry Espy at the 116 Club. In attendance, in addition to HEMMINGSON, were Henry Espy, Ferrouillet and various others who had business before the USDA. The attendees were urged to raise $10,000 or more each in order to assist with the retirement of Henry Espy's campaign debt.

          (12) On or about July 26, 1994, defendant CROP GROWERS, through CGI, over the signature of defendant HEMMINGSON, issued a $20,000 check payable to Ferrouillet.

          (13) On or about July 26, 1994, false records were created in the financial books and records of defendant CROP GROWERS as follows:

               a. a voucher, specifically an entry on the $20,000 check, falsely recorded the payment to Ferrouillet as "legal fees;" and

               b. a false entry in the general ledger of CGI reflecting a "debit" for legal fees in the amount of $20,000 to Ferrouillet.

          (14) Between on or about July 28, 1994 and August 19, 1994, the $20,000 check was negotiated as follows:


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               a.   On or about July 28, 1994, Ferrouillet traveled to a grocery store in Algiers, Louisiana, delivered the $20,000 check from CGI that was payable to him, and received partial payment of $5000 cash.

               b. By on or about August 8, 1994, Ferrouillet obtained the remaining $15,000 in cash from the same grocery store.

               c. On or about August 8, 1994, Ferrouillet deposited $10,000 cash into a bank account of the Henry Espy for Congress Committee in Kenner, Louisiana.

               d. On or about August 10, 1994, Ferrouillet deposited $9,000 cash into the same bank account of the Henry Espy for Congress Committee in Kenner, Louisiana.

               e. On or about August 11, 1994, Ferrouillet deposited $1,000 cash into the same bank account of the Henry Espy for Congress Committee in Metairie, Louisiana.

               f. On or about August 19, 1994, Ferrouillet transferred by wire $21,000 from the bank account of the Henry Espy for Congress Committee in Louisiana to a bank in Clarksdale, Mississippi.

          CROP GROWERS' SEC FILINGS

          (15) On or about March 25, 1994, defendants HEMMINGSON and BLACK issued a letter to the accounting firm that audited the financial statements of CGI, CGS and PMI as of December 31, 1993 in preparation for CROP GROWERS' public offering that contained, in substance, the following representations concerning CGI:

               a. "There have been no. . .[i]rregularities involving any member of management or employees who have significant roles in the internal control structure."


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               b.   Members of management or employees with significant roles in the internal control structure of CGI had not, in substance, intentionally misstated or omitted to disclose in financial statements the effects of events or transactions; manipulated, falsified or altered records or documents; or omitted significant information from records or documents.

               c. "There have been no. . .violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency."

          (16-20) In connection with an initial public offering of securities, defendant CROP GROWERS, on or about the dates following, did file with the SEC in the District of Columbia certain forms, each such filing constituting a separate overt act:

          Overt
          Act No.   Date                Filing
          -------   ----                ------
          (16)      April 11, 1994      Registration Statement on Form S-1.

          (17)      May 24, 1994        First amendment to the Registration
                                        Statement on Form S-1.

          (18)      June 17, 1994       Second amendment to the Registration
                                        Statement on Form S-1.

          (19)      June 22, 1994       Third amendment to the Registration
                                        Statement on Form S-1.

          (20)      June 24, 1994       Prospectus.

          (21) On or about April 11, 1994, defendant CROP GROWERS published financial statements for the year ended December 31, 1993, that were certified on or about March 25, 1994 by its independent auditors.

          (22) On or about May 24, 1994, in response to a comment letter from the SEC, defendant CROP GROWERS caused a response to be sent to the SEC in the District of Columbia.

          (23) On or about May 24, 1994, defendant CROP GROWERS issued to the accounting firm that audited CROP GROWERS' financial statements a letter, signed by defendants HEMMINGSON and BLACK, reaffirming the representations set forth in the letter of March 25, 1994 (Overt Act number 15).

          (24) On or about each of June 22, 1994, June 29, 1994, and July 8, 1994, defendant CROP GROWERS issued to the accounting firm that audited CROP GROWERS' financial statements a letter, signed by defendants HEMMINGSON and BLACK, affirming that:

                    "[E]xcept as set forth in the registration statement and related prospectus, no events have occurred that have a material effect on the consolidated financial statements as of December 31, 1993, and for each of the years in the three-year period then ended or that should be disclosed in order to keep those statements from being misleading."

          (25) On or about June 22, 1994, Defendant CROP GROWERS' caused an amended Registration Statement to be declared effective by the SEC in the District of Columbia, thereby allowing CROP GROWERS' stock to be sold to the public.

          (26) On or about June 23, 1994, defendant CROP GROWERS, through certain broker-dealers, conducted an initial public offering of 2,500,000 shares of its common stock at $7.50 per share, using securities offering documents, including a prospectus, that omitted to state material facts.

          (27) On or about June 23, 1994, the common stock of defendant CROP GROWERS commenced public trading and did trade thereafter on the NASDAQ.

          (28-31) In connection with an offering of additional CROP GROWERS securities to the public, defendant CROP GROWERS, on or about the dates following, did file with the SEC in the District of Columbia certain forms, each such filing constituting a separate overt act:

          Overt
          Act No.   Date                     Filing
          -------   ----                     ------
          (28)      October 31, 1994    Registration Statement on Form S-1.

          (29)      November 21, 1994   First amendment to the Registration
                                        Statement on Form S-1.

          (30)      November 22, 1994   Second amendment to the Registration
                                        Statement on Form S-1.

          (31)      November 30, 1994   Prospectus.

          (32) On or about November 30, 1994, defendant CROP GROWERS, through certain broker-dealers, conducted an additional public offering of 1,400,000 shares of its common stock at $14.00 per share, using securities offering documents, including a prospectus, that omitted to state material facts.

          (33) On or about March 28, 1995, defendant CROP GROWERS, over the signatures of defendants HEMMINGSON and BLACK, issued a letter to the accounting firm that audited CROP GROWERS' financial statements as of December 31, 1994 that contained, in substance, the following representations:

               a. "There have been no. . .[i]rregularities involving any members of management or employees who have significant roles in the internal control structure."

               b. Members of management or employees with significant roles in the internal control structure of CROP GROWERS had not, in substance, intentionally misstated or omitted to disclose in financial statements the effects of events or transactions; manipulated, falsified or altered records or documents; or omitted significant information from records or documents.

         c. "There have been no ... violations or possible violations of laws or regulations, the effect of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency."

    (34) On or about March 31, 1995, defendant CROP GROWERS filed a Form 10-K for the year ended December 31, 1994 with the SEC in the District of Columbia.

         (In violation of Title 18, United States Code, Section 371.)


THE GRAND JURY FURTHER CHARGES:

                                      COUNT TWO

                        CAUSING FALSE STATEMENT TO BE MADE TO
                                 A GOVERNMENT AGENCY

    1. Paragraphs 1 through 5 and 27 through 32 of Count One of this Indictment are realleged and incorporated herein by reference as though set forth in full.

    2. On or about March 24, 1993, in the District of Columbia and elsewhere, in a matter within the jurisdiction of an agency of the United States, the Federal Election Commission, defendants HEMMINGSON AND BLACK did knowingly and willfully cause the Henry Espy for Congress Committee to make a material false statement, namely a false Report of Receipts and Disbursements filed with the FEC that included the identification of individuals in the Report as contributors, each in the amount of $1000 to the Henry Espy for Congress Committee, when in truth and in fact defendants HEMMINGSON and BLACK then and there well knew that the individual contributions reported were, in fact, illegal corporate campaign contributions to the Henry Espy for Congress Committee.

         (In violation of Title 18, United States Code, Sections 1001 and 2.)


THE GRAND JURY FURTHER CHARGES:

                                     COUNT THREE

                        CAUSING FALSE STATEMENT TO BE MADE TO
                                 A GOVERNMENT AGENCY

    1. Paragraphs 1 through 5 and 27 through 32 of Count One of this Indictment are realleged and incorporated herein by reference as though set forth in full.

    2. On or about August 31, 1993, in the District of Columbia and elsewhere, in a matter within the jurisdiction of an agency of the United States, the Federal Election Commission, defendants HEMMINGSON and BLACK did knowingly and willfully cause the Henry Espy for Congress Committee to make a false statement, namely, a false Report of Receipts and Disbursements filed with the FEC that included the identification of individuals in the Report as contributors, each in the amount of $1000 to the Henry Espy for Congress Committee, when in truth and in fact defendants HEMMINGSON and BLACK then and there well knew that the individual contributions reported were, in fact, illegal corporate campaign contributions to the Henry Espy for Congress Committee totaling approximately $3,000.

         (In violation of Title 18, United States Code, Sections 1001 and 2.)



THE GRAND JURY FURTHER CHARGES:

                                      COUNT FOUR

                               FALSE BOOKS AND RECORDS

    1. Paragraphs 1 through 4, 6, 15, 17 and 18, of Count One of this Indictment are realleged and incorporated herein by reference as though set forth in full.

    2. As a publicly held company, defendant CROP GROWERS made and kept books, records and accounts which comprised the information underlying the financial statements, which were themselves books and records, that CROP GROWERS filed with the SEC in the District of Columbia.

    3. In particular, defendant CROP GROWERS adopted, incorporated and otherwise maintained and kept as its own books and records, the various books and records previously created by CGI, CGS and PMI for the two years prior to, and in anticipation of, defendant CROP GROWERS' public offering of stock.

    4. From on or about June 23, 1994 through December 31, 1995, within the District of Columbia, and elsewhere, defendant CROP GROWERS did knowingly and willfully fail to make and keep books, records and accounts, and defendants HEMMINGSON and BLACK did knowingly and willfully cause CROP GROWERS to fail to make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflected the transactions and dispositions of the assets of CROP GROWERS by falsely recording or causing the recording as, in substance, "travel advances," "expense advances," "consulting fees," "computer purchases," "advances on crop loss adjustments," "professional fees" and "legal fees" what, in truth and in fact, were illegal corporate campaign contributions, including reimbursements for contributions to the Henry Espy for Congress Committee, and which were included in the consolidated financial statements of CROP GROWERS and in other books and records, as follows:



----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
    CONTRIBUTOR TO THE HENRY                  DATE OF, AMOUNT OF,      METHOD/DESCRIPTION       CORPORATE BOOKS AND
    ESPY FOR CONGRESS                         AND CROP GROWERS         OF REIMBURSEMENT OR      RECORDS, ENTRY DATES AND
    COMMITTEE AND DATE                        SUBSIDIARY MAKING        PAYMENT IN CORPORATE     FALSE ENTRIES
                                              REIMBURSEMENT            BOOKS AND RECORDS
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

a.  PMI Insurance Agent, 1/31/93, $1000       2/1/93, $1000, PMI       travel reimbursement     2/1/93, accounts payable system
                                                                                                2/1/93, trial balance

----------------------------------------------------------------------------------------------------------------------------------

b.  Officer of PMI, 2/1/93, $1000             2/1/93, $2000, PMI       travel reimbursement     2/1/93, accounts payable system
                                                                                                2/1/93, trial balance
    wife, 2/1/93, $1000

----------------------------------------------------------------------------------------------------------------------------------

c.  REIMBURSEMENT BY CGI OF PMI'S             2/3/93, $3,000, CGI      1992 commission          2/3/93, accounts payable system
    THREE CONTRIBUTION REIMBURSEMENTS

----------------------------------------------------------------------------------------------------------------------------------

d.  BLACK, 2/1/93, $1000                      2/2/93, $2000, CGI       travel advance           2/2/93, accounts payable system
                                                                                                2/12/93, general ledger
    wife, 2/1/93, $1000                                                                         2/26/93, aged trial balance
                                                                                                3/31/93, aged trial balance
                                                                                                4/30/93, aged trial balance
                                                                                                5/28/93, aged trial balance
                                                                                                6/30/93, aged trial balance
                                                                                                7/30/93, aged trial balance
                                                                                                8/31/93, aged trial balance
                                                                                               10/31/93, general ledger

----------------------------------------------------------------------------------------------------------------------------------

e.  Administrative Vice President of CGI,     2/2/93, $1000, CGI       travel advance           2/2/93,  accounts payable system
    2/1/93, $1000                                                                               2/12/93, general ledger
                                                                                                2/26/93, aged trial balance
                                                                                                3/31/93, aged trial balance
                                                                                                4/30/93, aged trial balance
                                                                                                5/28/93, aged trial balance
                                                                                                6/30/93, aged trial balance
                                                                                                7/30/93, aged trial balance
                                                                                                8/31/93, aged trial balance
                                                                                               10/26/93, general ledger
----------------------------------------------------------------------------------------------------------------------------------

                                                                     30


----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
    CONTRIBUTOR TO THE HENRY                  DATE OF, AMOUNT OF,      METHOD/DESCRIPTION       CORPORATE BOOKS AND
    ESPY FOR CONGRESS                         AND CROP GROWERS         OF REIMBURSEMENT OR      RECORDS, ENTRY DATES AND
    COMMITTEE AND DATE                        SUBSIDIARY MAKING        PAYMENT IN CORPORATE     FALSE ENTRIES
                                              REIMBURSEMENT            BOOKS AND RECORDS
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

f.  HEMMINGSON, 2/1/93, $1000                 2/2/93, $3000, CGI       travel advance           2/2/93, accounts payable system
                                                                                                2/12/93, general ledger
    HEMMINGSON's father, 2/1/93,                                                                2/26/93, aged trial balance
    $1000                                                                                       3/31/93, aged trial balance
                                                                                                4/30/93, aged trial balance
    HEMMINGSON's mother, 2/1/93,                                                                5/28/93, aged trial balance
    $1000                                                                                       6/30/93, aged trial balance
                                                                                                7/30/93, aged trial balance
                                                                                                8/31/93, aged trial balance
                                                                                                10/31/93, general ledger

----------------------------------------------------------------------------------------------------------------------------------

g.  HEMMINGSON's brother, 2/2/93,             2/2/93, $2000, CGI       crop loss adjustment     2/2/93, accounts payable system
    $1000                                                                                       2/2/93, general ledger

    HEMMINGSON's sister-in-law,
    2/1/93, $1000

----------------------------------------------------------------------------------------------------------------------------------

h.  Controller of CGI, 2/1/93, $1000          2/3/93, $2000, CGI       computer equipment       2/3/93, accounts payable system
                                                                                                2/3/93, general ledger
    wife, 2/1/93, $1000                                                                         12/31/93, general ledger

----------------------------------------------------------------------------------------------------------------------------------

i.  Vice President of Hail Insurance of       2/3/93, $2000, CGI       purchase of computer     2/3/93, accounts payable system
    CGI, 2/1/93, $1000                                                                          2/3/93, general ledger
                                                                                                12/31/93, general ledger
    wife, 2/1/93, $1000

----------------------------------------------------------------------------------------------------------------------------------

j.  Principal of AgriPeril, 2/2/93, $1000     2/9/93, $2000, CGS       expense account advance  2/9/93, subsidiary ledger
                                              (AgriPeril)                                       2/9/93, general ledger
    wife, 2/2/93, $1000

----------------------------------------------------------------------------------------------------------------------------------

                                                                     31


----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
    CONTRIBUTOR TO THE HENRY                  DATE OF, AMOUNT OF,      METHOD/DESCRIPTION       CORPORATE BOOKS AND
    ESPY FOR CONGRESS                         AND CROP GROWERS         OF REIMBURSEMENT OR      RECORDS, ENTRY DATES AND
    COMMITTEE AND DATE                        SUBSIDIARY MAKING        PAYMENT IN CORPORATE     FALSE ENTRIES
                                              REIMBURSEMENT            BOOKS AND RECORDS
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

k.  President of CGS, 2/2/93, $1000           2/10/93, $2000, CGS      expense advance          2/10/93, subsidiary ledger
                                              (AgriPeril)                                       2/10/93, general ledger
    wife, 2/2/93, $1000

----------------------------------------------------------------------------------------------------------------------------------

l.  Accountant, 2/2/93, $1000                 2/3/93, $2398, CGS       professional fees/       2/3/93, subsidiary ledger
                                              (AgriPeril)-- included   consulting, check        2/3/93, general ledger
    wife, 2/2/93, $1000                       $898 to pay estimated    included estimated tax
                                              personal income tax      liability
                                              liability

----------------------------------------------------------------------------------------------------------------------------------

m.  Regional Vice President of Crop           2/3/93, $2398, CGS       professional fees/       2/3/93, subsidiary ledger
    Growers, 2/3/93, $1000                    (AgriPeril)-- included   consulting, check        2/3/93, general ledger
                                              $898 to pay estimated    included estimated tax
    husband, 2/3/93, $1000                    personal income tax      liability
                                              liability

----------------------------------------------------------------------------------------------------------------------------------

n.  Graphics Consultant, 3/22/93, $1000       6/16/93, $1000, CGI      added to monthly labor   6/16/93, accounts payable system
                                              8/13/93, $500, CGI       charges                  8/13/93, accounts payable system
    husband, 3/22/93, $1000                   9/23/93, $500, CGI                                9/23/93, accounts payable system

----------------------------------------------------------------------------------------------------------------------------------

o.  Co-founder of CGI, 3/29/93, $1000         3/29/93, $2300, CGI      travel advance           3/29/93, accounts payable system
                                                                                                3/29/93, general ledger
                                                                                                3/31/93, aged trial balance
                                                                                                4/30/93, aged trial balance
                                                                                                5/28/93, aged trial balance
                                                                                                6/30/93, aged trial balance
                                                                                                7/30/93, aged trial balance
                                                                                                8/31/93, aged trial balance

----------------------------------------------------------------------------------------------------------------------------------

p.  CGI through un-indicted co-                                        legal fees               7/26/94, accounts payable system
    conspirator #1, 7/26/94, $20,000                                                            7/26/94, general ledger

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

                                                                     32


(In violation of Title 15, United States Code, Sections 78m(b)(2)(A) and
           78ff(a), and Title 18, United States Code, Section 2.)

THE GRAND JURY FURTHER CHARGES:

                                      COUNT FIVE

                         FALSIFICATION OF ACCOUNTING RECORDS

    1. Paragraphs 1 through 4, 6, 15, 17, and 18, and paragraphs 27 through 41 of Count One of this Indictment are realleged and incorporated herein by reference as though set forth in full. Crop Growers is not named in this count as a defendant.

    2. As a publicly held company, Crop Growers made and kept books, records and accounts which comprised the information underlying the financial statements, which were themselves books and records, that Crop Growers filed with the SEC in the District of Columbia.

    3. In particular, Crop Growers adopted, incorporated and otherwise maintained and kept as its own books and records, the various books and records previously created by CGI, CGS and PMI for the two years prior to, and in anticipation of, Crop Growers' public offering of stock.

    4. Beginning on or about June 23, 1994 through on or about December 31, 1995, within the District of Columbia and elsewhere, defendants

HEMMINGSON and BLACK, did knowingly and willfully falsify and cause the falsification of Crop Growers' books, records and accounts by, among other things, causing Crop Growers to maintain books and records that inaccurately recorded and failed to note illegal corporate campaign contributions.

           (In violation of Title 15, United States Code, Sections 78m(b)(5)
                 and 78ff(a), Title 18 United States Code, Section 2,
           and Title 17, Code of Federal Regulations, Section 240.13b2-1.)

THE GRAND JURY FURTHER CHARGES:

                              COUNTS SIX THROUGH FIFTEEN

                             FALSE STATEMENTS TO THE SEC

    1. Paragraphs 1 through 4, 6 and 42 of Count One of this Indictment are realleged and incorporated by reference as though set forth in full.

    2. On or about the dates set forth in paragraph 4, below, defendant CROP GROWERS filed, and defendants HEMMINGSON and BLACK caused CROP GROWERS to file, certain forms with the Securities and Exchange Commission. These forms included Registration Statements on Form S-1, amendments thereto, prospectuses, and an annual report on Form 10-K. Rules and regulations promulgated by the Securities and Exchange Commission required affirmative disclosure of material information relating to the condition of the corporation and required that disclosures be complete, truthful and not misleading.

    3. In connection with the forms filed on each of the dates identified in paragraph 4 below, and incorporated by reference herein, defendants HEMMINGSON and BLACK did knowingly and willfully cause defendant CROP GROWERS to make and use documents and writings which themselves were false and fraudulent in that they made statements that were false and misleading and they omitted to state material facts, and defendants CROP GROWERS, HEMMINGSON and BLACK did knowingly and willfully falsify, conceal and cover up by trick, scheme and device material facts, including, but not limited to, the following:

         a. CROP GROWERS violated FECA by making illegal corporate campaign contributions;

         b. A material contingent liability existed for potential criminal and civil fines as a result of the FECA violations;

         c.   That the financial statements were misleading;

         d.   That it had maintained false books and records; and

         e. That CROP GROWERS, CGI, CGS and PMI and their key officers faced potential criminal and civil sanctions in addition to those possible under FECA, and that these corporations were potentially subject to restrictions on their ability to operate as a result of the illegal conduct.

    4. On or about the following dates in the District of Columbia, and elsewhere, in a matter within the jurisdiction of the Securities and Exchange Commission, an agency of the United States, defendants CROP GROWERS, HEMMINGSON and BLACK did knowingly and willfully make and use and cause to be made and used documents and writings which themselves were false and fraudulent in that they omitted to state material facts including but not limited to those in paragraph 3 above, and did knowingly and willfully falsify, conceal and cover up by trick, scheme and device material facts, including but not limited to those in paragraph 3 above, each such filing constituting a separate count of this indictment as follows:

    Count               Date           Filing
    -----               ----           ------

    Six            April 11, 1994      Form S-1 Registration Statement

    Seven          May 24, 1994        First Amendment to the Form S-1
                                       Registration Statement

    Eight          June 17, 1994       Second Amendment to the Form S-1
                                       Registration Statement

    Nine           June 22, 1994       Third Amendment to the Form S-1
                                       Registration Statement

    Ten            June 23, 1994       Prospectus

    Eleven         October 31, 1994    Form S-1 Registration Statement

    Twelve         November 21, 1994   First Amendment to the Form S-1
                                       Registration Statement

    Thirteen       November 22, 1994   Second Amendment to the Form S-1
                                       Registration Statement

    Fourteen       November 30, 1994   Prospectus

    Fifteen        March 31, 1995      Annual Report on Form 10-K.

         (In violation of Title 18, United States Code, Sections 1001 and 2.)

THE GRAND JURY FURTHER CHARGES:

                                    COUNT SIXTEEN

                                   SECURITIES FRAUD

    1. Paragraphs 1 through 4, 6, 14 through 18 and 42 of Count One, and paragraphs 2 and 3 of Counts Six through Fifteen of this Indictment are realleged and incorporated herein by reference as though set forth in full.

    2. Beginning on or about April 11, 1994 and continuing through on or about December 31, 1995, in the District of Columbia and elsewhere, defendant CROP GROWERS did make, and defendants HEMMINGSON and BLACK did cause CROP GROWERS to make, certain filings with the SEC in the District of Columbia which were necessary to engage in the offer or sale of securities to the public. CROP GROWERS was required to make such filings with the SEC prior to disseminating them to the public.

    3. Beginning on or about April 11, 1994 and continuing through on or about December 31, 1995, in the District of Columbia and elsewhere, by the use of means and instrumentalities of transportation and communication in interstate commerce and by the use of the mails, defendant CROP GROWERS did, and defendants HEMMINGSON and BLACK caused CROP GROWERS to, knowingly and willfully obtain money and property by means of an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, and did engage in a transaction, practice and course of business which would and did operate as a fraud and deceit upon the purchaser, in the offer and sale of CROP GROWERS common stock, as follows:

         a. The offer and sale of Crop Growers stock was accomplished by the making and filing of certain reports with the SEC in the District of Columbia which were available to and relied on by potential purchasers and purchasers of Crop Growers common stock.

         b. Defendant CROP GROWERS did file, and defendants HEMMINGSON and BLACK did cause CROP GROWERS to file with the SEC the Registration Statements, Prospectuses and annual report enumerated in Counts Six through Fifteen above.

         c. Defendant CROP GROWERS did omit to state, and defendants HEMMINGSON and BLACK did cause CROP GROWERS to omit to state, material facts including, but not limited to, those material facts enumerated in paragraph 3 of Counts Six through Fifteen of this Indictment.

         (In violation of Title 15, United States Code, Sections 77q(a) and
                   77x, and Title 18, United States Code, Section 2.)

THE GRAND JURY FURTHER CHARGES:

                                   COUNT SEVENTEEN

                             FALSE STATEMENTS TO AUDITORS

    1. Paragraphs 1 through 4, 6, 15, 17 and 18 of Count One of this Indictment are realleged and incorporated herein by reference as though set forth in full. Crop Growers is not named as a defendant in this count.

    2. As part of the process of proposing to issue stock of Crop Growers, defendants HEMMINGSON and BLACK, made and caused to be made statements and representations to its outside independent auditors for the purpose, as required by law, of filing documents, including its audited financial statements, with the Securities and Exchange Commission in the District of Columbia.

    3. On or about March 25, 1994, in the District of Columbia and elsewhere, defendants HEMMINGSON and BLACK, while officers of Crop Growers, did knowingly and willfully make and cause to be made materially false and misleading statements which they then and there well knew were materially false and misleading, in substance:

              a. "There have been no...[i]rregularities involving any member of management or employees who have significant roles in the internal control structure."

              b. Members of management or employees with significant roles in the internal control structure of CGI had not, in substance, intentionally misstated or omitted to disclose in financial statements the effects of events or transactions; manipulated, falsified or altered records or documents; or omitted significant information from records or documents.

              c. "There have been no...violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency."

and omitted to state and caused other persons to omit to state, material facts necessary in order to make statements made, in light of the circumstances under which such statements were made, not misleading, to an accountant in connection with audits of financial statements and the preparation of Registration Statements filed with the Securities and Exchange Commission on Form S-1, Prospectuses, and an annual report on Form 10-K on behalf of Crop Growers which defendants knew would be and were filed in the District of Columbia and elsewhere.

  (In violation of Title 15, United States Code, Section 78ff(a), Title 18, United States Code Section 2, and Title 17, Code of Federal Regulations, Section 240.13b2-2.)

THE GRAND JURY FURTHER CHARGES:

                                    COUNT EIGHTEEN

                             FALSE STATEMENTS TO AUDITORS

    1. Paragraphs 1 through 4, 6, 15, 17 and 18 of Count One of this Indictment are realleged and incorporated herein by reference as though set forth in full. Crop Growers is not named as a defendant in this count.

    2. As a publicly held company, Crop Growers, through defendants HEMMINGSON and BLACK, made and caused to be made statements and representations to its outside independent auditors for the purpose, as required by law, of filing documents, including audited financial statements, with the SEC in the District of Columbia.

    3. On or about March 28, 1995, in the District of Columbia and elsewhere, defendants HEMMINGSON and BLACK, while officers of Crop Growers, did knowingly and willfully make and cause to be made materially false and misleading statements which they then and there well knew were materially false and misleading, specifically:

              a. "There have been no...[i]rregularities involving any members of management or employees who have significant roles in the internal control structure."

              b. Members of management or employees with significant roles in the internal control structure of Crop Growers had not, in substance, intentionally misstated or omitted to disclose in financial statements the effects of events or transactions; manipulated, falsified or altered records or documents; or omitted significant information from records or documents.

              c. "There have been no...violations or possible violations of laws or regulations, the effect of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency."

and omitted to state and caused other persons to omit to state, material facts necessary in order to make statements made, in light of the circumstances under which such statements were made, not misleading, to an accountant in connection with audits of Crop Growers' financial statements and the preparation of an annual report on Form 10-K on behalf of Crop Growers which defendants knew would be and were filed in the District of Columbia and elsewhere.

  (In violation of Title 15, United States Code, Section 78ff(a), Title 18, United States Code Section 2, and Title 17, Code of Federal Regulations, Section 240.13b2-2.)


                                       A TRUE BILL:



                                       -----------------------------------
                                       Foreperson
                                       Grand Jury 95-1

DONALD C. SMALTZ
Independent Counsel

-----------------------------------
by: Jacob S. Frenkel
    Associate Independent Counsel


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